Exhibit 31.3

CERTIFICATION

I, Jeff Baxter, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K/A for the year ended December 31, 2016 of VBI Vaccines Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 15, 2017

/s/ Jeff Baxter
Jeff Baxter
Chief Executive Officer (Principal Executive Officer)